EXHIBIT 99.1
LGI Homes, Inc. Reports Second Quarter 2025 Results
THE WOODLANDS, Texas, August 5, 2025 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the second quarter and the six months ended June 30, 2025.
“We delivered solid results in the second quarter including profitability metrics at the high end of our prior guidance range,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“In the second quarter, we delivered 1,323 homes at an average sales price of $365,446, resulting in $483.5 million in revenue. Additionally, our gross margin and our adjusted gross margin both increased 190 basis points sequentially to 22.9% and 25.5%, respectively, and our adjusted gross margin was at the high end of the range provided on our last call. We continue to pursue opportunities for cost savings and improved efficiency as we focus on driving additional improvement in our profit margins and earnings per share. Finally, in the second quarter we repurchased 367,568 shares of our common stock.
“Although demand for homeownership during the quarter was resilient, affordability challenges tied to interest rates and broader economic uncertainty dampened some buyers’ willingness to transact, resulting in a sequential decline in our second quarter net orders. However, we are encouraged by recent trends in late June and throughout July, which point to an improved sales environment in the third quarter.
“In today’s market, our spec-focused business model makes visibility into the fourth quarter a challenge. As a result, we are withdrawing our full year 2025 guidance and providing guidance only for the third quarter of 2025. We intend to reintroduce annual guidance when market conditions stabilize.”
Mr. Lipar concluded, “Despite the current challenges confronting our industry, we remain confident in the housing market’s long-term outlook, underpinned by strong demographics and a structural shortage of new homes. Our second quarter results demonstrate our commitment to positioning the Company to capitalize on long-term opportunities when the market improves, while continuing to deliver strong results today.”
Second Quarter 2025 Highlights
•Home sales revenues of $483.5 million
•Home closings of 1,323
•Average sales price per home closed of $365,446
•Gross margin as a percentage of home sales revenues of 22.9%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 25.5%
•Net income before income taxes of $42.0 million
•Net income of $31.5 million or $1.36 basic EPS and $1.36 diluted EPS
Six Months Ended June 30, 2025 Highlights
•Home sales revenues of $834.9 million
•Home closings of 2,319
•Average sales price per home closed of $360,028
•Gross margin as a percentage of home sales revenues of 22.1%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 24.7%
•Net income before income taxes of $47.8 million
•Net income of $35.5 million or $1.52 basic EPS and $1.52 diluted EPS
•Active selling communities at June 30, 2025 of 146
•Total owned and controlled lots at June 30, 2025 of 64,756

•Ending backlog at June 30, 2025 of 808 homes valued at $322.5 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•367,568 shares of common stock were repurchased during the second quarter of 2025 for an aggregate amount of $20.6 million
•Total liquidity of $322.6 million at June 30, 2025, including cash and cash equivalents of $59.6 million and $263.0 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 45.0% at June 30, 2025
Third Quarter 2025 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following guidance for the third quarter of 2025. The Company expects:
•Home closings between 1,100 and 1,300
•Active selling communities at the end of the third quarter of 2025 of approximately 145
•Average sales price per home closed between $360,000 and $365,000
•Gross margin as a percentage of home sales revenues between 21.5% and 22.5%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 24.0% and 25.0% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 15.0% and 16.0%
•Effective tax rate of approximately 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the third quarter of 2025 are similar to those experienced to date in 2025 and that the average sales price per home closed, construction costs, availability of land and land development costs for the full third quarter of 2025 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place and does not take into account any additional changes to U.S. trade policies, including the imposition of tariffs and duties on homebuilding products.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, August 5, 2025 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at https://investor.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 75,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state, and national level, including the Top Workplaces USA 2025 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs, outlook and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning expected third quarter 2025 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, and subsequent filings by the Company with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. The Company bases these forward-looking statements or outlook on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements, including the Company’s third quarter 2025 outlook, are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or outlook. Although the Company believes that these forward-looking statements and outlook are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and outlook. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$59,560	$53,197
Accounts receivable	34,596	28,717
Real estate inventory	3,650,443	3,387,853
Pre-acquisition costs and deposits	29,030	36,049
Property and equipment, net	93,802	57,038
Other assets	116,196	174,391
Deferred tax assets, net	10,433	9,271
Goodwill	12,018	12,018
Total assets	$4,006,078	$3,758,534

LIABILITIES AND EQUITY
Accounts payable	$46,044	$33,271
Accrued expenses and other liabilities	162,059	207,317
Notes payable	1,740,830	1,480,718
Total liabilities	1,948,933	1,721,306

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,713,227 shares issued and 23,056,635 shares outstanding as of June 30, 2025 and 27,644,413 shares issued and 23,397,074 shares outstanding as of December 31, 2024	277	276
Additional paid-in capital	345,189	337,161
Retained earnings	2,121,314	2,085,787
Treasury stock, at cost, 4,656,592 shares as of June 30, 2025 and 4,247,339 shares as of December 31, 2024	(409,635)	(385,996)
Total equity	2,057,145	2,037,228
Total liabilities and equity	$4,006,078	$3,758,534

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Home sales revenues	$483,485	$602,497	$834,905	$993,348

Cost of sales	372,877	451,613	650,584	751,063
Selling expenses	41,599	52,872	83,941	94,000
General and administrative	29,401	30,491	60,603	62,031
Operating income	39,608	67,521	39,777	86,254
Other income, net	(2,432)	(9,362)	(7,987)	(13,723)
Net income before income taxes	42,040	76,883	47,764	99,977
Income tax provision	10,507	18,310	12,237	24,351
Net income	$31,533	$58,573	$35,527	$75,626
Earnings per share:
Basic	$1.36	$2.49	$1.52	$3.21
Diluted	$1.36	$2.48	$1.52	$3.20

Weighted average shares outstanding:
Basic	23,221,565	23,543,378	23,308,534	23,560,977
Diluted	23,265,062	23,603,311	23,364,957	23,635,116

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Home sales revenues	$483,485	$602,497	$834,905	$993,348
Cost of sales	372,877	451,613	650,584	751,063
Gross margin	110,608	150,884	184,321	242,285
Capitalized interest charged to cost of sales	11,836	10,632	20,103	17,233
Purchase accounting adjustments (1)	1,042	1,174	1,851	1,977
Adjusted gross margin	$123,486	$162,690	$206,275	$261,495
Gross margin % (2)	22.9%	25.0%	22.1%	24.4%
Adjusted gross margin % (2)	25.5%	27.0%	24.7%	26.3%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate, and Ending Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended June 30, 2025					As of June 30, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$112,986	360	$313,850	47.3	2.5	46
Southeast	150,110	456	329,189	33.7	4.5	35
Northwest	53,487	100	534,870	16.0	2.1	16
West	100,339	230	436,257	24.7	3.1	25
Florida	66,563	177	376,062	24.3	2.4	24
Total	$483,485	1,323	$365,446	146.0	3.0	146

	Three Months Ended June 30, 2024					As of June 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$173,434	535	$324,176	44.0	4.1	44
Southeast	135,418	410	330,288	24.7	5.5	23
Northwest	68,125	132	516,098	14.3	3.1	14
West	128,155	308	416,088	22.0	4.7	23
Florida	97,365	270	360,611	23.3	3.9	24
Total	$602,497	1,655	$364,047	128.3	4.3	128

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, and Average Monthly Absorption Rate by Reportable Segment
(Revenues in thousands, unaudited)

	Six Months Ended June 30, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$214,132	690	$310,336	49.2	2.3
Southeast	251,792	768	327,854	31.5	4.1
Northwest	87,724	165	531,661	16.3	1.7
West	167,295	389	430,064	25.2	2.6
Florida	113,962	307	371,212	24.8	2.1
Total	$834,905	2,319	$360,028	147.0	2.6

	Six Months Ended June 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$277,170	854	$324,555	42.8	3.3
Southeast	251,863	765	329,233	25.7	5.0
Northwest	104,192	194	537,072	13.2	2.4
West	201,234	487	413,211	19.5	4.2
Florida	158,889	438	362,760	21.3	3.4
Total	$993,348	2,738	$362,801	122.5	3.7

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the six months ended June 30, 2025 and (ii) the Company’s owned or controlled lots by reportable segment as of June 30, 2025.

	Six Months Ended June 30, 2025	As of June 30, 2025
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	690	19,830	883	20,713
Southeast	768	13,956	3,962	17,918
Northwest	165	5,462	1,337	6,799
West	389	8,970	3,297	12,267
Florida	307	5,337	1,722	7,059
Total	2,319	53,555	11,201	64,756
(1)Of the 53,555 owned lots as of June 30, 2025, 37,374 were raw/under development lots and 16,181 were finished lots. Finished lots included 2,524 completed homes, including information centers, and 1,512 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Six Months Ended June 30,
	2025 (4)	2024 (5)
Net orders (1)	2,528	3,541
Cancellation rate (2)	24.2%	19.5%
Ending backlog – homes (3)	808	1,393
Ending backlog – value (3)	$322,466	$553,604
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of June 30, 2025, the Company had 91 units related to bulk sales agreements associated with its wholesale business.
(5)As of June 30, 2024, the Company had 181 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com